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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardiac Science, Inc. of our report dated February 23, 2001 which contains an explanatory paragraph regarding the company's ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Orange County, California
May 2, 2001